AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and fees; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit N, for the Palm Valley Capital Fund, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Palm Valley Capital Fund. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST             U.S. BANK NATIONAL ASSOCIATION

By: /s/John J. Hedrick                By: /s/Jeanine Bajczyk
Name:    John J. Hedrick                Name:    Jeanine Bajczyk
Title:    President                    Title:     Senior Vice President
Date:    April 26, 2019                    Date:    April 26, 2019

Exhibit N to the Series Portfolios Trust Custody Agreement
Name of Series

Palm Valley Capital Fund

Exhibit N to the Series Portfolios Trust Custody Agreement (continued)

Custody Services Fee Schedule
Annual Fee Based Upon Market Value per Fund*
1.00 basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund – $__
Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$__ – Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$__ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$__ – Option/SWAPS/future contract written, exercised or expired

▪	$__ – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$__ – Physical security transaction

▪	$__ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)

▪	Negotiable

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	See Additional Services Fee schedule for global servicing.

▪	$__ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $__ filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $__.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule*

▪	$__ for the first fund (subject to Board approval)

▪	$__ for each additional fund (subject to change based on Board review and approval)

▪	$__ per sub-advisor per fund

▪	Non-USBFS Distribution fee of $__ per year

▪	Per advisor relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit N to the Series Portfolios Trust Custody Agreement (continued)
Additional Global Sub-Custodial Services Annual Fee Schedule

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPWG (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Guinea Bissau	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Ivory Coast	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Kuwait	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Swaziland	Ail	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value: <$___:  __ bp , >$___      and <$___  : __ bps; >$___ :  ___ bps.
** Euromarkets - Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1– 25 foreign securities – $__; 26 – 50 foreign securities – $__; Over 50 foreign securities – $__

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third-party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

▪
Charges incurred by U.S. Bank N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Adviser’s Signature below acknowledges approval of the Custody Agreement fee schedule on this Exhibit N

Palm Valley Capital Management LLC

By: /s/Jayme Wiggins

Printed Name: Jayme Wiggins

Title: Co-Chief Executive Officer Date: April 26, 2019

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